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                     Daimler-Benz Auto Grantor Trust 1995-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                            Trustee: Citibank, N.A.



Collection Period: September 1997
Distribution Date: 10/15/97


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                                         Per $1,000 of  Original
                                                                                                               Class A/Class B
                                                                                                              Certificate Amount
                                                                                                              ------------------
(i)   Principal Distribution
        Class A Amount                                                               $ 12,349,054.48              $21.659117
        Class B Amount                                                               $    649,950.24              $21.659117
(ii)  Interest Distribution
        Class A Amount                                                               $    927,429.41              $ 1.626627
        Class B Amount                                                               $     48,812.07              $ 1.626627
(iii) Amount of Distribution allocable to the Yield Supplement Amount                $     12,489.23
        Class A Amount                                                               $     11,864.77
        Class B Amount                                                               $        624.46
      Amount of Distribution allocable to the (Excess) Shortfall Amount              $     23,717.80
        Class A Percentage                                                           $     22,531.91
        Class B Percentage                                                           $      1,185.89
(iv)  Monthly Servicing Fee                                                          $    166,878.89              $ 0.278056
        Monthly Supplemental Servicing Fee                                           $          0.00              $ 0.000000
        Class A Percentage of the Servicing Fee                                      $    158,534.95              $ 0.278056
        Class A Percentage of the Supplemental Servicing Fee                         $          0.00              $ 0.000000
        Class B Percentage of the Servicing Fee                                      $      8,343.94              $ 0.278056
        Class B Percentage of the Supplemental Servicing Fee                         $          0.00
(v)   Class A Principal Balance (end of Collection Period)                           $177,892,876.51
      Class A Pool Factor (end of Collection Period)                                       31.200791%
      Class B Principal Balance (end of Collection Period)                           $  9,362,782.97
      Class B Pool Factor (end of Collection Period)                                       31.200791%
(vi)  Pool Balance (end of Collection Period)                                        $187,255,659.48

(vii) Class A Interest Carryover Shortfall                                           $          0.00
      Class A Principal Carryover Shortfall                                          $          0.00
      Class B Interest Carryover Shortfall                                           $          0.00
      Class B Principal Carryover Shortfall                                          $          0.00

(viii)Amount Otherwise Distributable to the Seller that is Distributed to
      Either the Class A or Class B Certificateholders                               $          0.00              $ 0.000000


(ix)  Balance of the Reserve Fund Property (end of Collection Period)
        Class A Amount                                                               $  6,001,631.84
        Class B Amount                                                               $          0.00

(x)   Aggregate Purchase Amount of Receivables repurchased by the
        Seller or the Servicer                                                       $          0.00


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